UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2017

XOMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-14710	52-2154066
(Commission File Number)	(IRS Employer Identification No.)

2910 Seventh Street, Berkeley, California	94710
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (510) 204-7200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 13, 2017, Les Laboratoires Servier and Institut de Recherches Servier (jointly referred to as “Servier”) agreed to further amend the terms of the Loan Agreement, by and between Servier and XOMA Corporation (the “Company”), initially entered into on December 30, 2010 and subsequently amended by (1) a Consent, Transfer, Assumption and Amendment Agreement entered into as of August 12, 2013 and (2) an Amendment No. 2 to the Loan Agreement entered into on January 9, 2015 (collectively the “Loan Agreement”).

In a message dated January 13, 2017, Servier agreed to defer the deadline for the payment of a €5,000,000 installment of principal from January 15, 2017 to July 15, 2017 (the “Loan Amendment”). The formal amendment documentation is pending. All other terms of the Loan Agreement remain unchanged, including ongoing interest payment obligations and the obligation to repay the final €7,000,000 balance of the principal on January 15, 2018.

The above description of the Loan Amendment does not purport to be complete and is subject to execution of the formal amendment documentation. A copy of the complete text of the Loan Amendment is expected to be filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ending December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2017	XOMA CORPORATION

	By:	/s/ Denis J. Quinlan
Denis J. Quinlan
Sr. Corporate Counsel & Corporate Secretary